UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 26, 2017

Magellan Midstream Partners, L.P.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16335	73-1599053
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

One Williams Center

Tulsa, Oklahoma 74172

(Address of principal executive office) (Zip Code)

(918) 574-7000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Magellan Midstream Partners, L.P. (the “Partnership”) entered into a $1.0 billion second amended and restated credit agreement dated as of October 26, 2017 with Wells Fargo Bank, National Association, as Administrative Agent and an Issuing Bank, JPMorgan Chase Bank, N.A., as Co-Syndication Agent and an Issuing Bank, and Suntrust Bank, as Co-Syndication Agent and an Issuing Bank, and the other lenders party thereto (the “Credit Agreement”), providing for a five-year senior unsecured revolving credit facility.

Pursuant to the Credit Agreement, the lenders party thereto have committed to provide advances up to an aggregate principal amount of $1.0 billion at any one time outstanding. As part of the aggregate commitments under the facility, the Credit Agreement provides for letters of credit to be issued at the request of the Partnership in an aggregate amount not to exceed a $200.0 million sublimit and for swingline loans to be issued at the request of the Partnership in an aggregate amount not to exceed a $100.0 million sublimit.

Borrowings under the Credit Agreement will be unsecured and bear interest at a LIBOR rate or a base rate, plus an applicable margin. The applicable margin used in connection with interest rates and fees is based on the credit ratings assigned to the Partnership’s senior unsecured, long-term indebtedness. The applicable margin for LIBOR rate loans ranges from 0.875% to 1.50% and the applicable margin for base rate loans ranges from 0.00% to 0.50%. Amounts outstanding under the Credit Agreement may be accelerated for typical defaults including, but not limited to, the failure to repay the principal or interest of a borrowing, failure to observe or perform any covenant, failure to pay a material judgment, certain bankruptcy events or a change of control.

The Credit Agreement contains customary representations, warranties and covenants, including limitations on incurrence of liens, new lines of business, mergers, transactions with affiliates and restrictive agreements. The Credit Agreement also includes covenants limiting, as of the last day of each fiscal quarter, the ratio of the consolidated debt of the Partnership and its restricted subsidiaries to the consolidated EBITDA (as defined in the Credit Agreement) of the Partnership and its restricted subsidiaries, measured for the preceding twelve months, to not more than 5.00 to 1.00. This requirement is subject to a provision for temporary increases of the limitation to 5.50 to 1.00 in connection with certain material acquisitions.

The description of the Credit Agreement in this Item 1.01 is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth above under Item 1.01 are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Second Amended and Restated Credit Agreement, dated as of October 26, 2017, among Magellan Midstream Partners, L.P., as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magellan Midstream Partners, L.P.

	By:	Magellan GP, LLC,
its general partner

Dated: October 27, 2017	By:	/s/ Suzanne H. Costin
Name: Suzanne H. Costin
Title: Secretary